Exhibit 99.2

News Release

CONTACT:

Michael Perlman

Assistant Treasurer

KLX Inc.

(561) 383-5100

KLX INC. BEGINS TRADING TODAY ON NASDAQ
UNDER TICKER SYMBOL “KLXI”

WELLINGTON, Fla.,—(BUSINESS WIRE)—December 17, 2014 — KLX Inc. (“KLX”) (NASDAQ: KLXI), the world’s leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products for the oil and gas industry, begins regular way trading today following its spin-off from B/E Aerospace, Inc. (NASDAQ: BEAV).

Starting today, December 17, 2014, KLX common stock will trade on NASDAQ under the ticker symbol “KLXI”.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. KLX’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in KLX’s filings with the Securities and Exchange Commission (SEC), which include its Registration Statement on Form 10 and will include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Special Note about Forward-Looking Statements” contained in KLX’s Registration Statement on Form 10 and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, KLX undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is the world’s leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides services and products for the oil and gas industry. Principal services and related rental equipment include wireline and fishing (retrieval) services and equipment, pressure control and rental equipment including frac stacks, accommodations and surface rentals and other related components. For more information, visit the KLX website at www.klx.com.